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                                                                    Exhibit 23.3


                           CONSENT OF LEHMAN BROTHERS

         We hereby consent to the use of our opinion letter dated February 22, 2002 to the Board of Directors of Identix Incorporated (the "Company") attached as Appendix B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary of the Joint Proxy Statement/Prospectus," "The Merger - Background of the merger," "The Merger - Identix' reason for the merger," "The Merger - Opinion of financial advisor to Idendix," and "Proposal 2." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                    LEHMAN BROTHERS INC.


                                    /s/ Lehman Brothers Inc.
                                    ---------------------------------------


New York, New York
March 15, 2002